Exhibit 1.1

58.com Inc.

11,000,000 American Depository Shares

Each Representing Two Class A Ordinary Shares, Par Value US$0.00001 Per Class A Ordinary Share

UNDERWRITING AGREEMENT

               , 2013

MORGAN STANLEY & CO. INTERNATIONAL PLC

25 Cabot Square, Canary Wharf

London, E14 4QA

United Kingdom

CREDIT SUISSE SECURITIES (USA) LLC,

Eleven Madison Avenue,

New York, N.Y.10010

United States

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

United States

As Representatives of the Several Underwriters named in Schedule A hereto

Dear Sirs:

1.              Introductory.  58.com Inc., a company incorporated in the Cayman Islands with limited liability (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters 11,000,000 American depository shares (“ADSs”), each ADS representing two class A ordinary shares of the Company at par value US$0.00001 per share (“Ordinary Shares”)(such 11,000,000 ADSs being hereinafter referred to as the “Firm Securities”). The Company also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,650,000 additional ADSs (the “Optional Securities”). The Firm Securities and the Optional Securities, in each case including the underlying Ordinary Shares, are herein collectively called the “Offered Securities”. As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement up to 770,000 ADSs for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the Public Offering Price (as defined below). Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

The ADSs purchased by the Underwriters pursuant to this Agreement by the Underwriters will be issued pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into among the Company, Citibank N.A., as depositary (the “Depositary”), and holders from time to time of the ADSs. Morgan Stanley & Co. International plc, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. shall act as representatives (the “Representatives”) of the Underwriters.

2.              Representations and Warranties of the Company.

(a)         The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)                                     Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form F-1 (No. 333-191424) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.   At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-191776) relating to the ADSs has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (the “Exchange Act Registration Statement”), on Form 8-A (No. 001-36140) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.  For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement and the ADS Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement, the ADS Registration Statement and, if applicable, the Additional Registration Statement. No stop order suspending the effectiveness of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•] pm (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the Public Offering Price (as defined below), other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), including without limitation, any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission. The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h) is required in connection with the offering of the Offered Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act, and “Written

Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)                                  Compliance with Securities Act Requirements.  (i) (a) At their respective Effective Times, (b) on the date of this Agreement and (c) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplements thereto conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) (a) on its date, (b) at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and (c) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and (iii) (a) on the date of this Agreement, (b) at their respective Effective Times or issue dates and (c) on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. The Exchange Act Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(iii)                               Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (a) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (b) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency, or similar proceeding, (z) not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)                              General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated October 17, 2013 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus as set out in Schedule B-1 to this Agreement, when considered together with the General Disclosure Package, nor (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in

Section 8(c) hereof.

(v)                                 Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(vi)                              No Other Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or if any, institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(vii)                           Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in any Registration Statement, the General Disclosure Package or the Final Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  Each Issuer Free Writing Prospectus satisfied, as of its issue date, and will satisfy at all subsequent times through the completion of the public offer and sale of the ADSs, all other conditions to use thereof as set forth in Rules 164 and 433 of the Rules and Regulations.

(viii)                        Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.  The Memorandum and Articles of Association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.  Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including each Closing Date.

(ix)                              Subsidiaries.  The Company does not own or control, directly or indirectly, any significant subsidiary as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act other than the subsidiaries and variable interest entities of the Company set forth in the General Disclosure Package and the Final Prospectus.  None of the subsidiaries and variable interest entities that are not disclosed in the General Disclosure Package and the Final Prospectus has material business operations or material assets or liabilities. Each subsidiary and variable interest entity of the

Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; all their constitutive documents comply with the requirements of applicable laws of jurisdictions of their incorporation and are in full force and effect; and each subsidiary and variable interest entity of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding share capital or equity interests, as the case may be, of each subsidiary and variable interest entity of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the share capital or equity interests, as the case may be, of each direct or indirect subsidiary and variable interest entity of the Company are owned free from liens, encumbrances and defects; and the equity interests of Beijing 58 Information Technology Co., Ltd. (the “Beijing 58”) are owned by the individuals as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(x)                                 VIE Agreements and Ownership Structure.  (A) The description of each of the agreements under the caption “Corporate History and Structure” in the Registration Statement, the General Disclosure Package and the Final Prospectus, to which any of Beijing Chengshi Wanglin Information Technology Co., Ltd. (the “Wanglin”), Beijing 58 and the shareholders of Beijing 58 is a party (collectively, the “VIE Agreements”), and of the current and expected operations, and relationship between the businesses, of 58 Tongcheng Information Technology Co., Ltd. (“58 Technology”), Wanglin and Beijing 58, is fair and accurate in all material respects.  Each party of the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.

(B) The ownership structure of Wanglin, Beijing 58 and the subsidiaries of Beijing 58 (the “Ownership Structure”) comply with all applicable People’s Republic of China (“PRC”) laws, and neither the Ownership Structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable PRC laws; neither the Ownership Structure nor the VIE Agreements have been challenged by any PRC governmental agency; and there are no legal, arbitral, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before or, to the best knowledge of the Company, threatened or contemplated by any PRC governmental agency in respect of such Ownership Structure or VIE Agreements.

(C) The execution and delivery by Wanglin, Beijing 58 and the shareholders of Beijing 58 of, and the performance by Wanglin, Beijing 58 and the shareholders of Beijing 58 of their respective obligations under, each of the VIE Agreements will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Wanglin, Beijing 58 or the shareholders of Beijing 58, as the case may be, are a party or by which the Company, Wanglin, Beijing 58 or the shareholders of Beijing 58 are bound or to which any of the properties or assets of the Company, Wanglin, Beijing 58 or the shareholders of Beijing 58 are subject; (ii) result in any violation of the provisions of the articles of association, business license or other constitutive documents of the Company, Wanglin or Beijing 58; (iii) result in any breach or violation of or constitute a default under any PRC law, rules or regulations except as disclosed in the General Disclosure Package; or (iv) result in any breach or violation of any arbitration award or judgment, order or decree of any court of the PRC, or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, Wanglin, Beijing 58 or the shareholders of Beijing 58 or any of their properties.

(D) (i) Each of the VIE Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against Wanglin, Beijing 58 and the shareholders of Beijing 58, as the case may be, in the PRC without further action by Wanglin, Beijing 58 or the shareholders of Beijing 58; (ii) all governmental authorization required under the PRC laws, rules and regulations in connection with the Ownership Structure and the VIE Arrangements have been granted, duly made or unconditionally obtained in writing and are in full force and effect, provided that any exercise by Wanglin of its rights under the relevant exclusive option agreements will be subject to: (a) the approval of and/or registration with the PRC governmental agencies for the resulting equity transfer; and (b) the exercise price for equity transfer under the VIE Agreements complying with the PRC Laws, and (iii) no such governmental authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements.

(E) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Beijing 58, through its rights to authorize the shareholders of Beijing 58 to exercise their voting rights. The description of the respective business operations of Beijing 58, Wanglin and 58 Technolgoy, and of the plan to transfer most of Beijing 58’s business operations to Wanglin and 58 Technology, under the caption “Corporate History and Structure” in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and accurate, and the consummation of such plan complies with, and will not result in any violation of, applicable PRC laws.

(xi)                              Operating and Other Company Data.  All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, including but not limited to the number of monthly unique visitors on both website and mobile applications, monthly page views on both website and mobile applications, listings per day, page views per unique visitor, paying merchant members, active local merchants, certified local merchants, city coverage, average daily traffic contribution from the unique visitors who visited 58.com website five times or more per day, paying merchant members that used the Company’s instant message function, paying merchant members that used online marketing services and real-time bidding services, and the numbers relating to the merchant examples in the Business section thereof, are true and accurate in all material respects.

(xii)                           Operations.  There have been no disruptions to the data centers or technology platforms used by the Company or any of its subsidiaries or variable interest entities, except for any disruptions that would not individually or in the aggregate result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, its subsidiaries and variable interest entities (“Material Adverse Effect”), and to the best knowledge of the Company, there are no facts or circumstances that may lead to such disruptions.

(xiii)                        Directors and Officers.  To the best knowledge of the Company, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Board or in the Company.

(xiv)                       Independent Accountants.  PricewaterhouseCoopers Zhong Tian CPAs Limited Company, which has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(xv)                          Offered Securities. The Offered Securities and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all

outstanding Ordinary Shares are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be, validly issued, fully paid and nonassessable, and will conform to the information in the Registration Statement, the General Disclosure Package and the Final Prospectus and to the description of such Offered Securities contained in the Final Prospectus. Except as disclosed in the General Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, any Ordinary Shares or other equity interest in the Company or any of its subsidiaries or variable interest entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any Ordinary Shares or other equity interest in the Company or any of its subsidiaries or variable interest entities, any such convertible or exchangeable securities or any such rights, warrants or options. The Offered Securities to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and except as disclosed in the General Disclosure Package, there are no restrictions on subsequent transfers of such Offered Securities under the laws of the Cayman Islands, the PRC or the United States.

(xvi)                       No Finder’s Fee.  There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xvii)                    Registration Rights; Lock-Up Agreements.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5a(xi) hereof. Each officer, director and shareholder of the Company and DCM Hybrid RMB Fund, L.P. hae furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Annex A hereto (the “Lock-Up Agreement”).

(xviii)                 Listing.  The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(xix)                       Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the issuance, offer and sale of the Offered Securities, except such as have been obtained or made. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the issuance, offering and sale of the Directed Shares under the laws and regulations of such jurisdiction.

(xx)                          Title to Property.  The Company, its subsidiaries and variable interest entities have good and marketable title to all material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects. The Company, its subsidiaries and variable interest entities hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xxi)                       Absence of Defaults and Conflicts Resulting from Transaction.  The execution,

delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein, and the issuance and sale of the Offered Securities, including the deposit of the Ordinary Shares underlying the Offered Securities with the Depositary against the issuance of ADSs, and the listing of the Offered Securities on The New York Stock Exchange, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or variable interest entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries and variable interest entities is a party or by which the Company or any of its subsidiaries and variable interest entities is bound or to which any of the properties or assets of the Company or any of its subsidiaries and variable interest entities is subject; (ii) result in any violation of the provisions of the articles of association, business license or other constitutive documents of the Company or any of its subsidiaries and variable interest entities; and (iii) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries and variable interest entities or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries and variable interest entities.

(xxii)                    Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries and variable interest entities is in violation of its respective articles of association or other constituent documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in any Material Adverse Effect.

(xxiii)                 Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xxiv)                Authorization of the Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Upon due issuance and delivery by the Depositary of ADSs representing the Offered Securities and the deposit of Ordinary Shares represented by such ADSs in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified in the Deposit Agreement; and the Deposit Agreement and the rights, obligations and features attaching to the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxv)                   Possession of Licenses and Permits.  The Company and its subsidiaries and variable interest entities possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses.

(xxvi)                Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries or variable interest entities exists or, to the best knowledge of the Company, is threatened or imminent.

(xxvii)             Possession of Intellectual Property.  The Company, its subsidiaries and variable interest entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the General Disclosure Package (i)  there are no rights of third parties to any of the Intellectual Property Rights owned by the Company, its subsidiaries or its variable interest entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries, its variable interest entities or third parties of any of the Intellectual Property Rights of the Company, its subsidiaries or its variable interest entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s, its subsidiaries or its variable interest entities’ rights in or to, or claiming the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv)  there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights of the Company or any of its subsidiaries or variable interest entities, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries or variable interest entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company, its subsidiaries or its variable interest entities in their businesses has been obtained or is being used by the Company, its subsidiaries or its variable interest entities in violation of any binding contractual obligation, in violation of the rights of any persons, except in each case covered by clauses (i) — (vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(xxviii)          Environmental Laws.  Neither the Company nor any of its subsidiaries or variable interest entities is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxix)                Accurate Disclosure.  The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Use of Proceeds,” “Dividend Policy”, “Enforcement of Civil Liabilities”, “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview”, “Business”, “Regulation”, “Management”, “Related Party Transactions”, “Description of Share Capital”, “Description of American Depositary Shares”, “Share Eligible for Future Sale”,  “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The preceding sentence, insofar as it relates to statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading

“Underwriting,” does not apply to information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(xxx)      Absence of Manipulation.  Neither the Company, nor any of its subsidiaries or variable interest entities nor any of their respective directors, officers, affiliates or controlling persons, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxxi)     Statistical and Market-Related Data.  Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and such data agree with the sources from which they derive. The Company has obtained the written consent to the use of such data from such sources to the extent required and such consent has not been revoked.

(xxxii)    Internal Controls and Compliance with the Sarbanes-Oxley Act.  The Company, its subsidiaries and its variable interest entities and the Company’s Board of Directors (the “Board”) will be in compliance with Sarbanes-Oxley and all applicable Exchange Rules upon the completion of the offering of the Offered Securities.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  Except as disclosed in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Each member of the Audit Committee meets the criteria for “independence” under Sarbanes-Oxley, and each director identified as an independent director in the General Disclosure Package meets the criteria for “independence” under the Exchange Rules.

(xxxiii)   Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board of Directors of the Company stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxxiv)   Litigation.  There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or variable interest entities or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries or variable interest entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the best knowledge of the Company,  threatened or contemplated. There are no legal or governmental proceedings that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus and are not so disclosed.

(xxxv)    Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement (collectively, the “Filed Contracts”), that are not described and filed as required. Neither the Company nor any of its subsidiaries or variable interest entities has knowledge that any other party to any Filed Contract has any intention not to render full performance as contemplated by the terms thereof.

(xxxvi)   Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and its subsidiaries and variable interest entities as of the dates shown and their results of operations, cash flows and changes in the shareholders’ equity of the Company for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis; the other financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information required to be stated therein. The financial data contained in the General Disclosure Package and Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required. The Company, its consolidated subsidiaries and variable interest entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements as defined by the rules of the Commission), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxvii)  No Material Adverse Change in Business.  Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries and variable interest entities, taken as a whole, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) neither the Company nor any of its subsidiaries and variable interest entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and (v) neither the Company nor any of its subsidiaries and variable interest entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxviii) Liquidity and Capital Resources.  The Registration Statement, the General Disclosure Package and Final Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.

(xxxix)   Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xl)          PFIC Status.  The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities and projections as to the value of its ordinary shares and ADSs following the offering of the Offered Securities, the Company does not expect to be classified as a PFIC in the current taxable year and for the foreseeable future.

(xli)         Payments of Dividends.  Except as disclosed in the General Disclosure Package, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holders thereof in United States dollars and freely transferred out of the Cayman Islands, Hong Kong and the PRC; and all such payments made to holders of the Offered Securities who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein. Except as disclosed in the General Disclosure Package, none of the subsidiaries and variable interest entities of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends, directly or indirectly, to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary or variable interest entity from the Company, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary or variable interest entity of the Company.

(xlii)        Absence of Unlawful Influence.  The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person under the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business.

(xliii)       Tax Filings. The Company and its subsidiaries and variable interest entities have filed all tax returns that are required to be filed by them pursuant to any applicable national, state, provincial, local or other law or regulation. The Company and its subsidiaries and variable interest entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them to the extent that any of the foregoing is due and payable, except for any such taxes, assessments, fines or penalties currently being contested in good faith and as to which adequate reserved have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any material income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional material income tax for any years not finally determined.  To the best knowledge of the Company, all national, provincial and local PRC governmental tax relief, concessions, waivers, holidays and preferential treatments enjoyed by the Company, its subsidiaries and variable interest entities are valid, binding and enforceable and do not violate any PRC law.

(xliv)       Insurance.  The Company, its subsidiaries and variable interest entities are insured by insurers of recognized financial standing against such losses and risks and in such amounts as are prudent and are adequate for the conduct of their respective businesses and the value of their respective properties; and all policies of insurance insuring the Company, its subsidiaries or its variable interest entities or their respective businesses, assets, employees, officers and directors are in full force and effect. Neither the Company nor any of its subsidiaries or variable interest entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its subsidiaries or variable interest entities pending, outstanding, or to the best of the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid. The Company has obtained directors’ and officers’ insurance in such amounts and scope of coverage as is customary in connection with an initial public offering of a PRC-based company.

(xlv)        Business Practices.  Neither the Company nor any of its subsidiaries, variable interest entities or affiliates, nor any director, officer, or employee acting on the behalf of the Company or any of its subsidiaries, variable interest entities and affiliates, nor, to the best knowledge of the Company, any agent or representative of the Company or of any of its subsidiaries or variable interest entities acting on the behalf of the Company or any of its subsidiaries or variable interest entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and variable interest entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xlvi)       Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries and variable interest entities are and have been conducted in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries and variable interest entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries and variable interest entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlvii)      Compliance with OFAC.  (i) The Company represents that neither the Company nor any of its subsidiaries or variable interest entities (collectively, the “Entity”) nor any director, officer or employee, or to the best knowledge of the Company, any agent or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).  (ii) The Company represents and covenants that the Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).  (iii) The Company represents and covenants that, for the past five years the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xlviii)     Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(xlix)       Related Party Transactions. There are no material relationships or transactions between the Company or any of its subsidiaries and variable interest entities on the one hand and the Company’s respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, or any other related party transactions required to be disclosed under the Securities Laws that are not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Related Party Transactions.”

(l)            No Sale, Issuance and Distribution of Shares. Except as disclosed in the General Disclosure Package, the Company has not sold, issued or distributed any Ordinary Shares or other equity securities or securities convertible into or exchangeable or exercisable for Ordinary Shares or other equity securities of the Company during the six-month period preceding the date hereof, including any Ordinary Shares or other securities pursuant to Rule 144A under, or Regulation D or S of, the Act other than Ordinary Shares or options to purchase Ordinary Shares issued pursuant to employee benefit or compensation plans.

(li)           Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(lii)          Due Authorization of Registration Statements. Each Registration Statement, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement, and the filing of each Registration Statement, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission, have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(liii)         No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Ordinary Shares represented by the Offered Securities by the Company, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (iii) the deposit of the Ordinary Shares represented by the Offered Securities with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of American depositary receipts

(“ADRs”), if any, evidencing the Offered Securities, or (iv) the execution and delivery of this Agreement or the Deposit Agreement, provided that, in the case of Cayman Islands taxes, this Agreement and the Deposit Agreement are executed and remain outside of the Cayman Islands.

(liv)         Merger or Consolidation. Neither the Company nor any of its subsidiaries or variable interest entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of material assets, technologies, business units or businesses.

(lv)          Termination of Contracts. Neither the Company nor any of its subsidiaries or variable interest entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or variable interest entities, or to the best knowledge of the Company, by any other party to any such contract or agreement.

(lvi)         SAFE Compliance. Each subsidiary or variable interest entity of the Company established in the PRC has completed all relevant registration and other procedures required under applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”). Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the registered shareholders of the Company who is a PRC citizen or resident has completed relevant registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company.

(lvii)        M&A Rules. The Company is aware of, and has been advised by its PRC legal counsel as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles (“SPVs”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of the PRC. The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or at each Closing Date, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8, 2006 and September 21, 2006, (collectively, the “M&A Rules and Related Clarifications”).The M&A Rules did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Securities, the listing and trading of the ADSs on the New York Stock Exchange, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement.

(lviii)       Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 18 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of New York state and U.S. federal court in the Borough of Manhattan in The City of New York. (each, a “New York Court”) and has validly waived any objection to the laying of venue of any suit action or proceeding brought in any New York Court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement and

Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the offer and sale of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(lix)         No Immunity. Neither the Company, nor any of its subsidiaries or variable interest entities nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its subsidiaries or variable interest entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries and variable interest entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement and Section 7.6 of the Deposit Agreement.

(lx)          Judgment Currency. Except as disclosed in the General Disclosure Package, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced by (i) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation, and (ii) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law. It is not necessary for such recognition and enforcement that this Agreement, the Deposit Agreement, the Registration Statement, the General Disclosure Package, the Final Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(lxi)         No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Statutory Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented, as set forth on Schedule B and B-1 hereto.

(lxii)        No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first submitted to the Commission.

(lxiii)       Concurrent Private Placement. All requirements of Regulation S under the Act have been duly complied with by the Company and, to the Company’s best knowledge, DCM Hybrid RMB Fund, L.P. regarding the issuance and sale of an aggregate of US$15,000,000 in value of Ordinary Shares by the Company to DCM Hybrid RMB Fund, L.P. pursuant to a Subscription Agreement dated October [17], 2013 (the “Private Placement”).

(lxiv)       Representation of Officers. The officer’s certificates delivered to the Representatives as required or contemplated by Section 7(n) and Section 7(p) hereof shall constitute representations and warranties hereunder by the Company, as to matters covered thereby or as excluded from or disclosed against therein, to each Underwriter.

3.     Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per ADS, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 11,000,000 Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”) in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of  the Company  at [10:00 A.M.], New York time, on [•], 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per ADS. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company.

4.     Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus. It is further understood that the Offered Securities are to be offered to the public initially at $[•] per ADS (the “Public Offering Price”) [and to certain dealers selected by you at a price that represents a concession not in excess of $[•] per ADS under the Public Offering Price].

5.     Certain Agreements of the Company.

(a)   The Company agrees with the several Underwriters that:

(i)            Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional

Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)           Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)          Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)          Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the last day of the fourth month after the end of such fourth fiscal quarter.

(v)           Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (up to five of which will be signed and will include all exhibits, if requested by the Representatives), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available.

(vi)          Reporting Requirements.  During the period of five years hereafter, the Company will furnish (i) to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and (ii) to the Representatives (a) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (b) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(vii)         Payment of Expenses.  The Company will pay all expenses incident to the performance of the obligations of the Company  under this Agreement, including but not limited to (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state or foreign securities laws, including filing fees, (v) all filing fees in connection with the qualification of the offering of the Offered Securities by FINRA, (vi) all costs and expenses incident to listing the Offered Securities on the New York Stock Exchange and any registration thereof under the Exchange Act, (vii) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of the DTC, (viii) the cost of printing ADRs, if any, corresponding to the Offered Securities, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (xi) the document production charges and expenses associated with the printing and delivery of this Agreement, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  Notwithstanding the foregoing, the Underwriters have agreed to reimburse the Company for certain expenses in connection with the road show (provided reasonable documentary evidence of such expenses is provided to the Underwriters).

(viii)        Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and Final Prospectus and file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of its subsidiaries or variable interest entities to register as an investment company under the Investment Company Act, and (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations. The Company will not use, and will cause its subsidiaries or variable interest entities not to use, the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity currently subject to Sanctions. The Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(ix)          Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(x)           Taxes.  The Company will indemnify and hold harmless the Underwriters against any withholding tax, goods and service tax, value added tax, business tax, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement and on payment received by the Underwriters under this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xi)          Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ADSs, Ordinary Shares or any securities convertible into or exchangeable or exercisable for any of its ADSs or Ordinary Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of the Company’s existing share incentive plan within the number of options authorized for grant as of the date hereof and issuances of Lock-Up Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the public offering date set forth in the Final Prospectus, or such earlier date that the Representatives consent to in writing.

(xii)         Agreement to Announce Lock-up Waiver.  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement hereof for an executive officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex A-1 hereto through a major news service at least two business days before the effective date of the release or waiver

(xiii)        Directed Share Program.  The Company will pay all stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(xiv)        Listing of Offered Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on The New York Stock Exchange and maintain the listing of the Offered Securities on The New York Stock Exchange.

(xv)         SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations, and shall use commercially reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xvi)        Local Security Laws. The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(xvii)       Deposit Agreement. The Company will deposit the Ordinary Shares represented by the Offered Securities with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at each Closing Date.

(xviii)      License of Trademarks.  Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Offered Securities.

(xix)        Cayman Islands Approvals. The Company agrees that (i) it will not attempt to avoid any judgment obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xx)         Sarbanes-Oxley. The Company will use its best efforts to comply with Sarbanes-Oxley, and use its best efforts to cause the Company’s directors and executive officers, in their capacities as such, to comply with Sarbanes-Oxley.

(xxi)        Compliance with Laws.  The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley.

(xxii)       Compliance with Rule 433.  The Company will comply with Rule 433(d) (without reliance on Rule 164(b)) and Rule 433(g).

(xxiii)      D&O Insurance.  Prior to the First Closing Date, the Company will have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act and the Rules and Regulations.

(xxiv)     Lock-Up Arrangements. The Company agrees to cause each option holder of the Company who has not entered into a Lock-up Agreement contemplated in Section 7(o) to be subject to and comply with all of the restrictions set forth in such Lock-up Agreement, including having a legend with respect to such restrictions on the certificates evidencing the Company’s Ordinary Shares to be issued to any such option holder upon exercise of the options during the Lock-Up Period and to enter into the Depositary Letter (as defined in Section 7(s) below) with the Depositary, and not to consent to the deposit of any Ordinary Shares with, or the issuance of ADSs by, the Depositary, during the Lock-Up Period other than in connection with the offering of the Offered Securities, or otherwise amend, terminate or fail to enforce, the Depositary Letter during the Lock-Up Period.

(xxv)      Emerging Growth Company.  The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Lock-Up Period.

(xxvi)     Directed Share Program.  The Company will ensure that the Directed Shares issued to its directors or executive officers will be restricted to the extent required by the FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.   The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(xxvii)    Concurrent Private Placement. The Company will conduct the Private Placement in accordance with Regulation S under the Act, as applicable, and will duly comply with all requirements of Regulation S under the Act relating to the Private Placement.

6.     Free Writing Prospectuses. The Company represent sand agrees that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the following conditions precedent:

(a)   Accuracy of Representations.  The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the

First Closing Date and the Optional Closing Date, and the Company shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the First Closing Date and the Optional Closing Date.

(b)   Effectiveness of Registration Statement.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.

(c)   No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 2(a)(xxxvii) shall have occurred or shall exist, which event or condition is not described in the Registration Statements, the General Disclosure Package and the Final Prospectus and the effect of which in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(d)   No Adverse Developments in PRC Legislation.  There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the M&A Rules and Related Clarifications, which in the sole judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities at the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(e)   Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers Zhong Tian CPAs Limited Company confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)    Opinion of U.S. Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex B.

(g)   Opinion of Cayman Islands Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Conyers Dill & Pearman, Cayman Islands counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex C.

(h)   Opinion of British Virgin Islands Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex D.

(i)    Opinion of Hong Kong Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Stephenson Harwood LLP, Hong Kong counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex E.

(j)    Opinion of PRC Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Han Kun Law Offices, PRC counsel for the Company, substantially in the form attached hereto as Annex F. A copy of such opinion shall have been provided to the Representatives with consent from such counsel.

(k)   Opinion of Depository’s counsel.  The Representatives shall have received an opinion, dated such Closing Date, of Patterson Belknap Webb & Tyler LLP, counsel to the Depository, addressed to the Underwriters substantially in the form attached hereto as Annex G.

(l)    Opinion of U.S. Counsel for the Underwriters.  The Representatives shall have received from O’Melveny & Myers LLP, U.S. counsel to the Underwriters such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(m)  Opinion of PRC Counsel for the Underwriters.  The Representatives shall have received from Commerce & Finance Law Offices, PRC counsel to the Underwriters such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(n)   Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (ii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; (iii) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and (iv) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(o)   Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received an executed Lock-Up Agreement from each of the executive officers, directors and existing shareholders of the Company.

(p)   Chief Financial Officer’s Certificate.  The Chief Financial Officer shall have furnished to the Representatives, dated such Closing Date, a certificate stating, among other things, that certain operating and financial data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and accurate.

(q)   Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities, the issuance and delivery of the ADSs underlying the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(r)    Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(s)    Delivery of Instruction Letter to Depositary.  The Company shall have entered into a side letter agreement with the Depositary, substantially in the form and substance set forth in Annex H hereto (the “Depositary Letter”), instructing the Depositary not to accept any deposit of any Ordinary Shares in the Company’s ADR facility or issue any new ADSs to any person without the written consent of the Company.

(t)    Listing.  The Offered Securities shall have been approved for listing on The New York Stock Exchange.

(u)   DTC Eligibility.  On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(v)   Use of Offering Materials.  No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives shall have objected in writing.

(w)  No FINRA Objection.  FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

The Company shall have furnished the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on an Optional Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Company at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be, unless otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 11.

Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.     Indemnification and Contribution.

(a)   Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

The Company agree to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)   Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession figures appearing in the third paragraph, the disclosure on sales to discretionary accounts appearing in the seventh paragraph, the last sentence in the eighth and fourteenth paragraphs and the addresses of the Representatives appearing in the eighteenth paragraph under the caption “Underwriting”.

(c)   Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)   Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.     Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to either the First or any Optional Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

10.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11  (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated because of any failure or refusal on the part of the Company to deliver the Offered Securities as provided herein, or any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement,, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Morgan Stanley & Co. International PLC, 25 Cabot Square, Canary Wharf, London, E14 4QA, United Kingdom, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010, and Citigroup Global Markets Inc., 338 Greenwich Street, New York, N.Y. 10013; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Block E, The North American Business Center, Yi 108 Beiyuan Road, Chaoyang District, Beijing 100101, People’s Republic of China, Attention: Chief Financial Officer; ; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

15.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)   No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)   Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)   Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)   Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including its shareholders, employees or creditors.

17.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

18.  Submission to Jurisdiction The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of the venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plea or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Law Debenture Corporate Services, Inc. 400 Madison Avenue, 4th Floor, New York, NY 10017, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

58.COM INC.

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the

Representatives of the several Underwriters

By MORGAN STANLEY & CO. INTERNATIONAL PLC

By
Name:
Title:

By CREDIT SUISSE SECURITIES (USA) LLC

By
Name:
Title:

By CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Morgan Stanley & Co. International PLC
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Pacific Crest Securities LLC

Total

SCHEDULE B

1.                                      General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

•                                          [If any]

•

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.                                      The initial price to the public of the Offered Securities: US[•] per ADS.

2.                                      [If any]

SCHEDULE B-1

Limited Use Issuer Free Writing Prospectuses

[If any]

ANNEX A

FORM OF LOCK-UP AGREEMENT

ANNEX A-1

Form of Press Release

58.com Inc.

[Date]

58.com Inc. (the “Company”) announced today that Morgan Stanley & Co. International PLC, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., the joint book-runners in the Company’s recent public sale of       ADSs, representing            ordinary shares, are [waiving] [releasing] a lock-up restriction with respect        ADSs, representing         ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [date], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX B

FORM OPINION OF U.S. COUNSEL FOR THE COMPANY

ANNEX C

FORM OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY

ANNEX D

FORM OPINION OF BRITISH VIRGIN ISLANDS COUNSEL FOR THE COMPANY

ANNEX E

FORM OPINION OF HONG KONG COUNSEL FOR THE COMPANY

ANNEX F

FORM OPINION OF PRC COUNSEL FOR THE COMPANY

ANNEX G

FORM OPINION OF DEPOSITARY’S COUNSEL

ANNEX H

FORM OF DEPOSITARY LETTER